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This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 21, 2007

As filed Pursuant to Rule 424(b)(3)
Registration No. 333-143110

Prospectus Supplement
(To Prospectus Dated May 21, 2007)

$

$                  Floating Rate Senior Notes due             , 2010
$                  % Senior Notes due             , 2017
$                  % Senior Notes due             , 2027

This is an offering by CVS Caremark Corporation of an aggregate of $                         of Floating Rate Senior Notes due            , 2010, which we refer to as the "2010 Notes," an aggregate of $                         of    % Senior Notes due            , 2017, which we refer to as the "2017 Notes" and an aggregate of $                         of    % Senior Notes due             , 2027, which we refer to as the "2027 Notes." We refer to the 2017 Notes and the 2027 Notes collectively as the "fixed rate notes." We refer to the 2010 Notes, the 2017 Notes and the 2027 Notes collectively as the "notes."

We will pay interest on the 2010 Notes on            ,            ,             and            of each year beginning on            , 2007. The 2010 Notes will bear interest at a floating rate equal to LIBOR plus    % per year and will mature on            , 2010. We may redeem the 2010 Notes, in whole or in part, at any time after            , 2008 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date.

We will pay interest on the fixed rate notes on            and            of each year, beginning            , 2007. The 2017 Notes will bear interest at a rate of     % per year and will mature on            , 2017. The 2027 Notes will bear interest at a rate of    % and will mature on            , 2027. We may redeem the fixed rate notes, in whole or in part, at any time by paying the greater of 100% of the principal amount redeemed or a "make-whole" amount, plus, in each case, accrued and unpaid interest to the redemption date.

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Concurrently with this offering of the notes, we are offering $           aggregate principal amount of our Enhanced Capital Advantaged Preferred Securities ("ECAPSSM"). The ECAPSSM will be offered pursuant to a separate prospectus supplement. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of our ECAPSSM. This offering is not conditioned upon the successful completion of the ECAPSSM offering.

	Per 2010 Note	Total	Per 2017 Note	Total	Per 2027 Note	Total
Public Offering Price	%	$	%	$	%	$
Underwriting Discount	%	$	%	$	%	$
Proceeds, before expenses, to CVS Caremark	%	$	%	$	%	$

Lehman Brothers Inc., on behalf of the underwriters, expects to deliver the notes on or about            , 2007. Delivery of the notes will be made in book-entry form only through the facilities of the Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A/N.V. and Cleartream Banking, société anonyme, against payment therefor in immediately available funds.

LEHMAN BROTHERS
MORGAN STANLEY
BANC OF AMERICA SECURITIES LLC
BNY CAPITAL MARKETS, INC.
WACHOVIA SECURITIES

                   , 2007

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus filed by us with the Securities and Exchange Commission. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates. Except as otherwise specified, the terms "CVS Caremark," the "Company," "we," "us," "our," and the "combined company" refer to CVS Caremark Corporation and its subsidiaries. The term "CVS" refers to CVS Corporation and the term "Caremark" refers to Caremark Rx, Inc. prior to the merger of CVS and Caremark to form CVS Caremark Corporation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and in the accompanying prospectus and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the securities covered by this prospectus supplement:

  (i)
  CVS' Annual Report on Form 10-K filed on February 27, 2007;

  (ii)
  CVS' Current Reports on Form 8-K filed on January 18, 2007, January 19, 2007, February 2, 2007, February 26, 2007 and March 8, 2007;

  (iii)
  CVS Caremark's Current Reports on Form 8-K filed on March 23, 2007, May 9, 2007, May 16, 2007 and May 17, 2007;

  (iv)
  CVS Caremark's Quarterly Report on Form 10-Q filed on May 8, 2007;

  (v)
  CVS Caremark's Proxy Statement on Schedule 14A filed on April 4, 2007 (as to the information under the captions "Committees of the Board," "Code of Conduct," "Director Nominations," "Audit Committee Report," "Biographies of our Board Nominees," "Section 16(a) Beneficial Ownership Reporting Compliance," "Share Ownership of Directors and Certain Executive Officers," "Share Ownership of Principal Stockholders," "Item 4: Adoption of 2007 Incentive Plan," "Certain Transactions with Directors and Officers," "Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm" and "Executive Compensation and Related Matters," including "Compensation Discussion & Analysis," and "Management Planning and Development Committee Report"); and

  (vi)
  Caremark's Annual Report on Form 10-K filed on February 27, 2007 (as to the financial statements and related notes for the three year period ended December 31, 2006 and as of December 31, 2005 and December 31, 2006).

        You may request a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus at no cost, by writing or telephoning us at the following address:

Nancy R. Christal
Vice President, Investor Relations
CVS Caremark Corporation
670 White Plains Road, Suite 210
Scarsdale, New York 10583
(800) 201-0938

S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a safe harbor for forward-looking statements made by or on behalf of CVS Caremark Corporation. The Company and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Company's filings with the SEC and in its reports to stockholders. Generally, the inclusion of the words "believe," "expect," "intend," "estimate," "project," "anticipate," "will," "should" and similar expressions identify statements that constitute forward-looking statements. All statements addressing operating performance of CVS Caremark Corporation or any subsidiary, events or developments that the Company expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per common share growth, free cash flow, debt ratings, inventory levels, inventory turn and loss rates, store development, relocations and new market entries, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements within the meaning of the Reform Act.

        The forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

        By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons, including but not limited to:

  •
  Our ability to integrate successfully the Caremark business or as timely as expected;

  •
  Our ability to realize the revenues and synergies and other benefits from the Caremark Merger as expected;

  •
  Litigation and regulatory risks associated with Caremark and the pharmacy benefit management industry generally;

  •
  The continued efforts of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payors to reduce prescription drug costs and pharmacy reimbursement rates, particularly with respect to generic pharmaceuticals;

  •
  The effect on pharmacy revenue and gross profit rates attributable to the introduction in 2006 of a new Medicare prescription drug benefit and the continued efforts by various government entities to reduce state Medicaid pharmacy reimbursement rates;

  •
  Risks related to the change in industry pricing benchmarks that could adversely affect our financial performance;

  •
  The growth of mail order pharmacies and changes to pharmacy benefit plans requiring maintenance medications to be filled exclusively through mail order pharmacies;

  •
  The effect on our pharmacy benefit management ("PBM") business of increased competition in the PBM industry, a declining margin environment attributable to increased client demands for lower prices, enhanced service offerings and/or higher service levels and the possible termination of, or unfavorable modification to, contractual arrangements with key clients or providers;

  •
  The potential effect on performance of our PBM business as a result of entering into risk based or reinsurance arrangements in connection with providing pharmacy benefit plan management services. Risks associated with these arrangements include relying on actuarial assumptions that underestimate prescription utilization rates and/or costs for covered members;

  •
  Our ability to successfully integrate the Standalone Drug Business acquired from Albertson's in June 2006;

  •
  Our ability to expand MinuteClinic as expected;

  •
  The risks relating to adverse developments in the healthcare or pharmaceutical industry generally, including, but not limited to, developments in any investigation related to the pharmaceutical industry that may be conducted by governmental authorities;

  •
  Increased competition from other drugstore chains, supermarkets, discount retailers, membership clubs and Internet companies, as well as changes in consumer preferences or loyalties;

  •
  The frequency and rate of introduction of successful new prescription drugs;

  •
  Our ability to generate sufficient cash flows to support capital expansion and general operating activities;

  •
  Interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms;

  •
  Our ability to identify, implement and successfully manage and finance strategic expansion opportunities including entering new markets, acquisitions and joint ventures;

  •
  Our ability to establish effective advertising, marketing and promotional programs (including pricing strategies and price reduction programs implemented in response to competitive pressures and/or to drive demand);

  •
  Our ability to continue to secure suitable new store locations under acceptable lease terms;

  •
  Our ability to attract, hire and retain suitable pharmacists, nurse practitioners and management personnel;

  •
  Our ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

  •
  Litigation risks as well as changes in laws and regulations, including changes in accounting standards and taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations);

  •
  The creditworthiness of the purchasers of businesses formerly owned by CVS Caremark and whose leases are guaranteed by CVS Caremark;

  •
  Fluctuations in inventory cost, availability and loss levels and our ability to maintain relationships with suppliers on favorable terms;

  •
  Our ability to implement successfully and to manage new computer systems and technologies;

  •
  The strength of the economy in general or in the markets served by CVS Caremark, including changes in consumer purchasing power and/or spending patterns; and

  •
  Other risks and uncertainties detailed from time to time in our filings with the SEC.

        The foregoing list is not exhaustive. There can be no assurance that the Company has correctly identified and appropriately assessed all factors affecting its business. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely impact the Company. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition and results of operations. For these reasons, you are cautioned not to place undue reliance on the Company's forward-looking statements.

THE COMPANY

Introduction

        Our Company owns and operates the largest retail pharmacy in the United States based on store count. We sell prescription drugs and a wide assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, film and photo finishing services, seasonal merchandise, greeting cards and convenience foods through our CVS/pharmacy® retail stores and online through CVS.com®. We also provide healthcare services through our 164 MinuteClinic® healthcare clinics, located in 19 states, of which 147 are located within CVS retail drugstores as of March 31, 2007. In addition, we provide pharmacy benefits management, mail order services and specialty pharmacy services through Caremark Pharmacy Services, PharmaCare Management Services ("PharmaCare") and PharmaCare Pharmacy® stores. As of March 31, 2007, we operated 6,208 retail and specialty pharmacy stores and 22 specialty pharmacies in 44 states and the District of Columbia.

        Through our merger with Caremark on March 22, 2007, as described below, we acquired a leading pharmacy benefits manager in the United States. Our pharmacy benefits management business involves the design and administration of programs aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. Our pharmacy benefits management customers are primarily employers, insurance companies, unions, government employee groups, managed care organizations and other sponsors of health benefit plans and individuals throughout the United States. In addition, through our insurance subsidiaries, we are a national provider of drug benefits to eligible beneficiaries under the federal government's Medicare Part D program.

        Our pharmacy benefits management business operates through a national retail pharmacy network with over 60,000 participating pharmacies (including CVS' pharmacy stores), 11 mail service pharmacies, 52 specialty pharmacy stores, 22 specialty pharmacies and the industry's only repackaging plant regulated by the Food and Drug Administration. Through our Accordant® disease management offering, which we acquired through Caremark, we also provide disease management programs for 27 conditions. Twenty-one of these programs are accredited by the National Committee for Quality Assurance.

        On June 2, 2006 we acquired certain assets and assumed certain liabilities from Albertson's, Inc. ("Albertson's") for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 standalone drugstores and a distribution center located in La Habra, California (collectively the "Standalone Drug Business"). Approximately one-half of the drugstores are located in southern California. The remaining drugstores are primarily located in our existing markets in the Midwest and Southwest. We believe that the acquisition of the Standalone Drug Business is consistent with our long-term strategy of expanding our retail drugstores business in high-growth markets.

        The retail drugstore and pharmacy benefits management businesses are highly competitive. We believe that we compete principally on the basis of: (i) store location and convenience; (ii) customer/client service and satisfaction; (iii) product selection and variety; and (iv) price. In each of the markets we serve, we compete with independent and other retail drugstore chains, supermarkets, convenience stores, pharmacy benefits managers and other mail order prescription providers, discount merchandisers, membership clubs and Internet pharmacies.

Caremark Merger

        Effective March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006, as amended (the "Merger Agreement") Caremark was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary, Caremark Rx, L.L.C., continuing as the surviving entity (the "Caremark Merger"). Following the Caremark Merger, we changed our name to "CVS Caremark Corporation."

        By virtue of the Caremark Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Caremark was converted into the right to receive 1.67 shares of our common stock, par value $0.01 per share. Cash was paid in lieu of fractional shares.

        In connection with the Caremark Merger, a special one-time cash dividend of $7.50 per share was paid to Caremark shareholders of record as of the close of business on the day immediately preceding the closing date of the Caremark Merger (the "Caremark Special Dividend"). This dividend was funded through a combination of proceeds from the issuance of commercial paper, available cash of Caremark and borrowings under a Bridge Credit Agreement dated as of March 15, 2007 among the Company, the lenders listed on the signature pages thereof, Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc., as Syndication Agent, The Bank of New York, Bank of America, N.A. and Wachovia Bank, National Association as Co-Documentation Agents, and Lehman Commercial Paper Inc., as Administrative Agent (the "Bridge Credit Facility").

        Following the Caremark Merger, we launched a tender offer for 150 million (approximately 10%) of our outstanding shares of common stock at a fixed price of $35.00 per share. The tender offer expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed into the Company's treasury account.

        As a result of the Caremark Merger, we believe we can operate the combined companies more efficiently than either company could have operated on its own. As such, we expect to achieve significant benefits from purchasing scale and operating synergies. Operating synergies include decreases in overhead expense, increases in productivity and efficiencies, decreases in prescription dispensing costs, and other benefits made possible by combining complementary operations. In addition, we expect that the combination of our retail pharmacy and pharmacy benefits management businesses may create incremental revenue opportunities from the Caremark Merger. Information regarding the uncertainties associated with realizing efficiencies and opportunities is described in our 2006 Form 10-K, incorporated by reference herein, under the headings "Risk Factors Related to the Proposed Merger."

        CVS Caremark Corporation is a Delaware corporation. Our Store Support Center (corporate office) is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. Our common stock is listed on the New York Stock Exchange under the trading symbol "CVS." General information about CVS Caremark is available through our website at http://www.cvs.com. Our financial press releases and filings with the Securities and Exchange Commission are available free of charge on the investor relations portion of our website at http://investor.cvs.com.

RECENT DEVELOPMENTS

  April Same Store Sales

        Same store sales (sales from stores open more than one year) for the four weeks ended April 28, 2007 increased 6.1% over the prior year period. Pharmacy same store sales increased 7.0%, and were negatively impacted by approximately 580 basis points due to recent generic introductions. Front-end same store sales increased 3.9%. Same store sales do not include the drugstores acquired on June 2, 2006, which will be included in same store sales following the one-year anniversary of the acquisition, beginning in fiscal July 2007.

  First Quarter Results

        On March 22, 2007, we consummated the Caremark Merger. On May 8, 2007 we filed our quarterly report on Form 10-Q for the quarter ended March 31, 2007. The financial statements included therein and incorporated by reference herein include 10 days of combined operations of CVS and Caremark. Pro forma net sales, net earnings, basic earnings per share and diluted earnings per share for the thirteen week period ended March 31, 2007, assuming the acquisition was consummated at the beginning of such period, would have been $20,638.1 million, $660.2 million, $0.43 and $0.42, respectively. Pro forma results are not necessarily indicative of what our results would have been had we actually acquired Caremark at the beginning of the thirteen week period ended March 31, 2007 and may not be indicative of future results. For further information regarding the pro forma financial results, please see "Unaudited Pro Forma Condensed Combined Financial Information" and Note 3 to our consolidated condensed financial statements included in our Quarterly Report on Form 10-Q incorporated by reference herein.

  Share Repurchase Program

        On May 9, 2007, we announced that our Board of Directors approved a share repurchase program for up to $5.0 billion of our outstanding common stock from time-to-time through a combination of open market repurchases, privately negotiated transactions and/or accelerated share repurchase transactions. On May 17, 2007, we announced that we entered into an accelerated share repurchase transaction (the "Accelerated Share Repurchase") with an affiliate of Lehman Brothers Inc. (the "seller") to purchase outstanding shares of common stock from the seller for $2.5 billion.

  Concurrent Public Offering

        Concurrently with this offering of the notes, we are offering $          aggregate principal amount of our Enhanced Capital Advantaged Preferred Securities ("ECAPSSM"). The ECAPSSM will be offered pursuant to a separate prospectus supplement. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of our ECAPSSM. There is no assurance that our concurrent public offering of the ECAPSSM will be completed or, if completed, that it will be completed for the amounts contemplated. The completion of this offering is not conditioned on the completion of our concurrent public offering of ECAPSSM.

THE OFFERING

Issuer	CVS Caremark Corporation
Securities Offered	$ aggregate principal amount of Floating Rate Senior Notes due , 2010 (the "2010 Notes")
$ aggregate principal amount of % Senior Notes due , 2017 (the "2017 Notes")
$ aggregate principal amount of % Senior Notes due , 2027 (the "2027 Notes")
Maturity Dates	The 2010 Notes: , 2010
The 2017 Notes: , 2017
The 2027 Notes: , 2027
Interest Payment Dates	We will pay interest on the 2010 Notes on each , , and , beginning on , 2007.
We will pay interest on the fixed rate notes on each , and , beginning , 2007.
Interest on the notes being offered by this prospectus supplement will accrue from , 2007.
Record Dates
Interest on the 2010 Notes will be paid to the holders of record at the close of business on the fifteenth calendar day, whether or not a business day, immediately preceeding the applicable interest payment date.
Interest on the fixed rate notes will be paid to holders of record at the close of business on each and immediately preceding each interest payment date.
Ranking	The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt.
Use of Proceeds
We intend to use the net proceeds from this offering to reduce outstanding debt under our Bridge Credit Facility (See "Underwriting—Other Relationships"), repay commercial paper and for general corporate purposes, including repurchasing shares of our common stock in the open market from time to time and through privately negotiated transactions.

Optional Redemption
The 2010 Notes are not redeemable prior to , 2008. On and after this date we may redeem some or all of the 2010 Notes at any time and from time to time at the prices described under the heading "Description of the Notes—Optional Redemption."
We may redeem some or all of the 2017 Notes and the 2027 Notes at any time and from time to time at the prices described under the heading "Description of the Notes—Optional Redemption."
Repurchase Upon a Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See "Description of Notes—Change of Control."
Certain Covenants
The indenture pursuant to which the notes will be issued contains covenants that, among other things, limit our ability and the ability of our Restricted Subsidiaries (as defined therein) to secure indebtedness with a security interest on certain property or stock or engage in certain sale and leaseback transactions with respect to certain properties. See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus.
Trustee, Registrar and Paying Agent	The Bank of New York Trust Company, N.A.

USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering will be approximately $          , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to reduce outstanding debt under our Bridge Credit Facility (see "Underwriting—Other Relationships), repay commercial paper and for general corporate purposes, including repurchasing shares of our common stock in the open market from time to time or through privately negotiated transactions. As of May 17, 2007 we had $3.0 billion of indebtedness under our Bridge Credit Facility with an interest rate of 5.61%. The proceeds of the Bridge Credit Facility were used to fund a portion of the Caremark Special Dividend and the Accelerated Share Repurchase. As of May 17, 2007, we had $3.1 billion of commercial paper outstanding with a weighted average interest rate of 5.37%. The commercial paper to be repaid with the net proceeds from this offering bears interest at a weighted average interest rate of 5.36% and matures on or about the date of the closing of this offering.

CAPITALIZATION

        The table below sets forth our total capitalization at March 31, 2007 on an actual basis (which includes $500 million of Bridge Credit Facility borrowings, the proceeds of which were used to fund a portion of the Caremark Special Dividend). The table below also shows pro forma adjustments for $2.5 billion of Bridge Credit Facility borrowings, the proceeds of which were used to fund the Accelerated Share Repurchase and $360.3 million of commercial paper borrowings, the proceeds of which were used to fund the Tender Offer. In addition the table shows adjustments for the issuance of the notes offered hereby, our concurrent public offering of ECAPSSM and the application of the estimated net proceeds therefrom as set forth in "Use of Proceeds."

        You should read the table together with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2007
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
	($ in millions, unaudited)
Short-term debt:
Commercial paper	$3,072.8	$3,433.1	$969.8
Bridge Credit Facility	500.0	3,000.0	—
Guaranteed ESOP obligation	37.6	37.6	37.6
3 7/8% Notes due 2007	300.0	300.0	300.0
Other	5.0	5.0	5.0

Total short-term debt	3,915.4	6,775.7	1,312.4

Long-term debt:
4% Notes due 2009	650.0	650.0	650.0
5 3/4% Notes due 2011	800.0	800.0	800.0
4 7/8% Notes due 2014	550.0	550.0	550.0
6 1/8% Notes due 2016	700.0	700.0	700.0
Senior Notes offered hereby and ECAPSSM offered concurrently	—		5,500.0
Guaranteed ESOP obligation	44.5	44.5	44.5
Other	150.9	150.9	150.9

Total long-term debt	2,895.4	2,895.4	8,395.4

Total debt	6,810.8	9,671.1	9,707.8
Shareholders' equity:
Preferred stock, $0.01 par value: authorized 120,619 shares; no shares issued or outstanding	—	—	—
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 3,945,000 shares at March 31, 2007	210.9	210.9	210.9
Common stock, par value $0.01: authorized 3,200,000,000 shares; issued 1,561,903,000 shares at March 31, 2007	15.6	15.6	15.6
Treasury stock, at cost: Actual: 20,643,000 shares at March 31, 2007; Pro Forma and Pro Forma as Adjusted: 66,207,000 shares at March 31, 2007	(305.2)	(2,805.2)	(2,805.2)
Shares held in trust, 9,224,000 shares at March 31, 2007	(301.3)	(301.3)	(301.3)
Guaranteed ESOP obligation	(82.1)	(82.1)	(82.1)
Capital surplus	26,224.3	26,224.3	26,224.3
Retained earnings	8,341.0	8,341.0	8,341.0
Accumulated other comprehensive loss	(71.8)	(71.8)	(71.8)

Total shareholders' equity	34,031.4	31,531.4	31,531.4

Total capitalization	$40,842.2	$41,202.5	$41,239.2

(1)
Gives effect to the increase of commercial paper to fund $360.3 million of the Tender Offer and the Bridge Credit Facility to fund $2.5 billion of the Accelerated Share Repurchase.

(2)
Gives the effect to this offering of the notes, our concurrent public offering of ECAPSSM and the use of the proceeds therefrom to pay down the Bridge Credit Facility and a portion of commercial paper. This offering is not conditioned upon the successful completion of the ECAPSSM offering. As a result, there can be no assurance we will consummate the ECAPSSM offering, in which case the amount of commercial paper repaid would be reduced accordingly.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information, which is referred to as the pro forma financial information, has been prepared to give effect to the merger of CVS Corporation ("CVS") and Caremark Rx, Inc. ("Caremark") to form CVS Caremark. The pro forma financial information was prepared using the historical consolidated financial statements of CVS and Caremark as well as the financial information for the acquisition CVS completed on June 2, 2006.

        The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 30, 2006 combines the audited consolidated statement of operations of CVS for the 52 week fiscal year ended December 30, 2006 with the audited statement of income of Caremark for the calendar year ended December 31, 2006 and gives effect to the merger as if it occurred on the first day of the period presented. The unaudited pro forma condensed combined statement of operations for the thirteen weeks ended March 31, 2007 combines the unaudited consolidated condensed statement of operations of CVS Caremark for the thirteen weeks ended March 31, 2007 with the unaudited statement of income of Caremark from January 1, 2007 through March 21, 2007, and gives effect to the Caremark Merger as if it occurred on the first day of the period presented.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including but not limited to, the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma information is not necessarily indicative of what the combined company's financial condition or results of operations would have been had the merger been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

        You should read the pro forma financial information in conjunction with CVS' audited historical consolidated financial statements, accompanying footnotes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and in addition, CVS Caremark's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2007, incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 30, 2006

	CVS Dec. 30, 2006	Completed Acquisition (Note 2) Dec. 30, 2006	Caremark Dec. 31, 2006	Pro Forma Adjustments		Pro Forma Combined
	($ in millions, except per share amounts)
Net revenue	$43,813.8	$2,373.9	$36,750.2	$(4,542.1	)(a)	$78,395.8
Cost of revenues (excluding depreciation and amortization)	31,874.8	1,795.4	34,344.1	(4,542.1	)(a)	63,472.2

Gross profit	11,939.0	578.5	2,406.1	—		14,923.6
Selling, general and administrative expenses	9,497.4	494.5	675.1	57.4	(b)	10,724.4

Operating profit	2,441.6	84.0	1,731.0	(57.4)		4,199.2
Interest expense (income), net	215.8	88.6	(38.4)	167.7	(c)	433.7

Earnings/(loss) before income tax provision/ (benefit)	2,225.8	(4.6)	1,769.4	(225.1)		3,765.5
Income tax provision/(benefit)	856.9	(1.7)	695.4	(88.2	)(d)	1,462.4

Net earnings/(loss)	1,368.9	(2.9)	1,074.0	(136.9)		2,303.1
Preference dividends, net of income tax benefit	13.9	—	—	—		13.9

Net earnings/(loss) available to common stockholders	$1,355.0	$(2.9)	$1,074.0	$(136.9)		$2,289.2

Basic earnings per common share:
Net earnings	$1.65		$2.50	—		$1.49

Weighted average common shares outstanding	820.6		429.3	287.6		1,537.5

Diluted earnings per common share:
Net earnings	$1.60		$2.46	—		$1.45

Weighted average common shares outstanding	853.2		436.5	292.5		1,582.2

Dividends declared per common share	$0.1550		$0.3000	—		$0.1550	(e)

        See accompanying notes to unaudited pro forma condensed combined financial statements, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Thirteen Weeks Ended March 31, 2007

Pro Forma Combined
($ in millions except per share amounts)
Net revenue	$20,638.1(f)
Cost of revenues (excluding depreciation and amortization)	16,724.3(f)

Gross profit	3,913.8
Selling, general and administrative expenses	2,754.0(g)(h)

Operating profit	1,159.8
Interest expense, net	74.0(i)

Earnings before income tax provision	1,085.8
Income tax provision	425.6(j)

Net earnings	660.2
Preference dividends, net of income tax benefit	3.5

Net earnings available to common stockholders	$656.7

Basic earnings per common share:
Net earnings	$0.43

Weighted average common shares outstanding	1,531.4

Diluted earnings per common share:
Net earnings	$0.42

Weighted average common shares outstanding	1,565.2

Dividends declared per common share	$0.04875

        See accompanying notes to unaudited pro forma condensed combined statement of operation, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollars in millions)

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 30, 2006 and thirteen weeks ended March 31, 2007 gives effect to the merger as if it occurred on the first day of each period presented.

        The unaudited pro forma condensed combined statements of operations, which are referred to as pro forma statements of operations, are based on the historical financial statements of CVS and Caremark, as well as financial information for the acquisition CVS completed on June 2, 2006, and give effect to the merger of CVS and Caremark under the purchase method of accounting. As a result, the pro forma statements of operations are based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Caremark based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma statements of operations after valuation procedures are performed and amounts are finalized following the completion of the merger.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma statements of operations for illustrative purposes. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma statements of operations. The pro forma statements of operations do not give effect to the post-closing issuer self-tender offer, which expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed in our treasury account or borrowings under our Bridge Credit Facility in connection with our Accelerated Share Repurchase. In addition, the pro forma statements of operations do not give effect to any potential cost savings or operating synergies that CVS and Caremark expect to result from the merger, nor do they give effect to any potential costs to be incurred in integrating the two companies.

Note 2—Completed Acquisition

        On June 2, 2006, CVS acquired certain assets and assumed certain liabilities from Albertson's, Inc., which is referred to as Albertson's, for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 stand-alone drugstores and a distribution center, which are referred to collectively as the Standalone Drug Business. CVS financed the acquisition of the Standalone Drug Business by issuing commercial paper and borrowing $1.0 billion from a bridge loan facility. During the third quarter of 2006, CVS repaid a portion of the commercial paper used to finance the acquisition with the proceeds received from the issuance of $800 million of 5.75% unsecured senior notes due August 15, 2011 and $700 million of 6.125% unsecured senior notes due August 15, 2016.

        The financial information included in the unaudited pro forma condensed combined statement of operations for the year ended December 30, 2006 is based on the historical results of the Standalone Drug Business and includes the incremental interest expense for the indebtedness incurred to finance the purchase and the impact of the preliminary purchase price allocation. The incremental interest expense for the fiscal year ended December 30, 2006 was $218.0 million. The impact of the preliminary purchase price allocation included adjustments to convert the Standalone Drug Business from the LIFO method to the FIFO method of accounting for inventories, resulting in a reduction to gross profit for the fiscal year ended December 30, 2006 of $4.0 million. In addition, the fiscal year ended December 30, 2006 reflects adjustments required to record incremental estimated depreciation and amortization on property, equipment and intangible assets over their useful lives of $15.0 million and $52.0 million, respectively. For further information on the purchase price allocation used by CVS see the "Notes to Consolidated Financial Statements" included in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Note 3—Unaudited Pro Forma Adjustments

        The purchase price allocation used to prepare the pro forma statements of operations is preliminary and is based on information that was available to management of CVS and Caremark at the time the pro forma statements of operations were prepared. Accordingly, the purchase price and the allocation thereof will change and the impact of such changes could be material.

  Unaudited Pro Forma Condensed Combined Statement of Operations

  (a)
  Represents the adjustment necessary to eliminate revenues and cost of revenues of CVS and Caremark that represent inter-company amounts that would ordinarily be eliminated in the preparation of consolidated financial statements.

  (b)
  Represents the adjustment to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the unaudited pro forma condensed combined statements of operations do not include goodwill amortization.

  (c)
  Represents the adjustments to record the pro forma interest expense on the long-term debt used to fund the Caremark Special Dividend utilizing an interest rate of 7%.

  (d)
  Represents the adjustments to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

  (e)
  Pro forma combined dividends declared per common share were computed using the CVS dividend rate.

  (f)
  Inter-company revenues and cost of revenues totaling $941.5 million, that occur when a Caremark customer uses a CVS/pharmacy retail store to purchase covered merchandise, were eliminated.

  (g)
  The pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007, exclude $80.3 million of stock option expense associated with the accelerated vesting of certain Caremark stock options, which vested upon consummation of the merger due to change in control provisions of the underlying Caremark stock option plans. The pro forma condensed combined results of operation for the thirteen weeks ended March 31, 2007 also exclude $42.9 million related to change in control payments due upon the consummation of the merger due to change in control provisions in certain Caremark employment agreements. In addition, the pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007, exclude merger related costs of $92.1 million, which primarily consist of investment banker fees, legal fees, accounting fees and other merger related costs incurred by Caremark.

  (h)
  The pro forma condensed combined results of operation include adjustments totaling $13.0 million to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the unaudited pro forma combined condensed statements of operations do not include goodwill amortization.

  (i)
  The pro forma condensed combined results of operations include adjustments totaling $22.9 million to record the pro forma interest expense on the debt used to fund the Caremark Special Dividend utilizing an average interest rate of 5.5%.

  (j)
  The pro forma condensed combined results of operations include adjustments totaling $42.4 million to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt discount, and a portion of net rental expense deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

	Three Months Ended				Fiscal Year
	Pro Forma March 31, 2007		March 31, 2007		Pro Forma (52 weeks) 2006		(52 weeks) 2006		(52 weeks) 2005		(53 weeks) 2004		(52 weeks) 2003		(52 weeks) 2002
Ratio of earnings to fixed charges	5.91	x	4.50	x	5.57	x	4.02	x	4.45	x	4.22	x	4.78	x	4.35	x

DESCRIPTION OF THE NOTES

General

        The Floating Rate Senior Notes due            , 2010, which we refer to as the "2010 Notes," the         % Senior Notes due            , 2017, which we refer to as the "2017 Notes," and the    % Senior Notes due            , 2027, which we refer to as the "2027 Notes," each constitute a series of senior debt securities described in the accompanying prospectus. This description supplements, and to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in "Description of Debt Securities" in the accompanying prospectus.

        Each series of notes will be issued under the Senior Indenture dated August 15, 2006 between CVS Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee (the "indenture"). The following summary of the material provisions of the indenture does not summarize all of the provisions of the indenture. We urge you to read the indenture because it, not the summaries below and in the accompanying prospectus, defines your rights. A copy of the form of the indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part. You may obtain a copy of the indenture from us without charge. See the section entitled "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

        The notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 thereof. No service charge will be made for any registration of transfer or any exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

        We do not intend to list the notes on a national securities exchange.

        The indenture does not contain any provisions that would limit our ability to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity, nor does it contain covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence. However, the provisions of the indenture do:

        (1)   provide that, subject to certain exceptions, neither we nor any of our Restricted Subsidiaries (as defined therein) will subject our property or assets to any mortgage or other encumbrance unless the notes are secured equally and ratably with such other indebtedness thereby secured, and

        (2)   contain certain limitations on the entry into certain sale and leaseback arrangements by us and our Restricted Subsidiaries.

        In addition, the indenture does not contain any provisions which would require us to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us which may adversely affect the creditworthiness of the notes. See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus.

Principal, Maturity and Interest

        The 2010 Notes will be issued in an aggregate principal amount of $                              and will mature on            , 2010. The 2010 Notes will bear interest from            , 2007 or from the most recent interest payment date on which we have paid or provided for interest on the 2010 Notes. The interest rate per annum for the 2010 Notes will be reset quarterly on the first day of each interest period (as defined below) and will be equal to LIBOR (as defined below) plus            %, as determined by the calculation agent. The Bank of New York Trust Company, N.A. will initially act as calculation agent. The amount of interest for each day the 2010 Notes are outstanding, which we refer to as the "daily interest amount," will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the 2010 Notes. The amount of interest to be paid on the 2010 Notes for each interest period will be calculated by adding the daily interest amounts for each day in the interest period.

        We will pay interest on the 2010 Notes on each            ,            ,             and            , commencing            , 2007, and at maturity. If any interest payment date would fall on a day that is not a business day, other than the interest payment date that is also the date of maturity for the 2010 Notes, that interest payment date will be postponed to the following day that is a business day, except that if such next business day is in a different month, then that payment date will be the immediately preceding day that is a business day. If the date of maturity for the 2010 Notes is not a business day, payment of principal and interest on the 2010 Notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity. Interest on the 2010 Notes will be paid to the person in whose name such note was registered at the close of business on the fifteenth calendar day, whether or not a business day, immediately preceding the applicable interest payment date.

        Except as described below for the first interest period, on each interest payment date, we will pay interest for the period commencing on and including the immediately preceding interest payment date and ending on and including the next day preceding that interest payment date. We will refer to this period as an "interest period." The first interest period will begin on and include             , 2007 and will end on but exclude            , 2007.

        "LIBOR" means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on Reuters Screen LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that interest period, in an amount that, in the calculation agent's judgment, is representative of a single transaction in that market at that time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in an amount that, in the calculation agent's judgment, is representative of a single transaction in that market at that time. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on the issue date, three-month LIBOR will be    %. The establishment of three-month LIBOR for each floating rate interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

        "LIBOR determination date" with respect to an interest period will be the second London banking day immediately preceding the first day of the relevant three-month interest period.

        "London banking day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Reuters Screen LIBOR01" means the display designated on Reuters Screen LIBOR01, Inc. or any successor service or page for the purpose of displaying LIBOR offered rates of major banks, as determined by the calculation agent.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the 2010 Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to 2010 Notes in which $2,500,000 or more has been invested.

        The calculation agent will, upon the request of the holder of any note due 2010, provide the interest rate then in effect. All calculations of the calculation agent, in the absence of manifest error, shall be conclusive for all purposes and binding on us and holders of the 2010 Notes. We may appoint a successor calculation agent with the written consent of the paying agent, which consent shall not be unreasonably withheld.

        The 2017 Notes will be issued in an aggregate principal amount of $                                           and will mature on            , 2017. The 2017 Notes will bear interest at     % per annum from            , 2007, or from the most recent date to which interest has been paid or provided for, payable semiannually in arrears to holders of record at the close of business on the                        or                         immediately preceding the respective interest payment on                        or                         of each year, respectively, commencing             , 2007.

        The 2027 Notes will be issued in an aggregate principal amount of $                                           and will mature on            , 2027. The 2027 Notes will bear interest at     % per annum from            , 2007, or from the most recent date to which interest has been paid or provided for, payable semiannually in arrears to holders of record at the close of business on the                        or                         immediately preceding the respective interest payment on                        or                         of each year, respectively, commencing             , 2007.

        If any interest payment date, date of redemption or the maturity date of any of the fixed rate notes is not a business day, then payment of interest and/or principal will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.

        The notes do not contain any sinking fund provisions.

        In some circumstances, we may elect to discharge our obligations on the notes through defeasance or covenant defeasance. See "Description of Debt Securities—Discharge and Defeasance of Debt Securities and Covenants" in the accompanying prospectus for more information about how we may do this.

Ranking

        The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt.

Optional Redemption

        We will have the right to redeem the 2010 Notes in whole, at any time, or in part, from time to time, after            , 2008 and prior to their maturity, at our option upon not less than 30 nor more than 60 days' notice, at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to 100% of the principal amount of such 2010 Notes.

        The 2017 Notes and the 2027 Notes will be redeemable, in whole, at any time, or in part, from time to time, at our option upon not less than 30 nor more than 60 days' notice at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of:

          (1)   100% of the principal amount thereof, or

          (2)   the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus    basis points for the 2017 Notes or the applicable Treasury Yield plus     basis points for the 2027 Notes.

        "Treasury Yield" means, with respect to any redemption date applicable to a series of the notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for that series, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means, with respect to either series of the notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such series of the notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of the notes.

        "Independent Investment Banker" means, with respect to each series of notes offered hereby, Lehman Brothers Inc. or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee.

        "Comparable Treasury Price" means, with respect to any redemption date applicable to a series of the notes, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Reference Treasury Dealer" means, with respect to each series of the notes offered hereby, (i) Lehman Brothers Inc. and its successors; provided however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for a series of the notes, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue for that series of the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        A notice of redemption shall be mailed by us (or, at our request, by the trustee on our behalf) by first class mail to each holder of notes to be redeemed. Such notice of redemption shall specify the principal amount of notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Once notice of redemption is sent to holders, notes called for redemption will become due and payable on the redemption date at the redemption price, plus interest accrued to the redemption date. On or before 10:00 a.m. New York City time on the redemption date, we will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. Unless we default in payment of the redemption price plus interest accrued to the redemption date, commencing on the redemption date interest on notes called for redemption will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price and any unpaid interest to the redemption date.

        If fewer than all of the notes of a particular series are being redeemed, the trustee will select the notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note.

        In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Change of Control

        If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our option to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (in integral multiples of $1,000 original principal amount) of their notes pursuant to the offer described below (Change of Control Offer) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (Change of Control Payment). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (Change of Control Payment Date), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts and compliance with law.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and the properties and assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all" there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "Below Investment Grade Rating Event" means that notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following: (1) any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of our voting power or our voting stock then outstanding; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or our assets and the assets of our respective subsidiaries taken as a whole to one or more persons (as defined in the Indenture) other than us or one of our subsidiaries; or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Director" means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes;

or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Fitch" means Fitch Ratings.

        "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Services, Inc.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Additional Notes

        We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with either series of notes in all respects, including having the same CUSIP number of such series, so that such additional notes shall be consolidated and form a single series with such notes and shall have the same terms as to status or otherwise as such notes, except for the offer price to the public and the issue date. No additional notes may be issued if an event of default has occurred and is continuing with respect to such notes. In addition to the notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.

Book-Entry System

        Upon sale, each series of notes will be represented by one or more fully registered global securities. Each such global security will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of the DTC to DTC or another nominee DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintain as participants in DTC.

        So long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee, as the case may be, will be the sole holder of the notes represented thereby for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global securities representing the notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders thereof for any purpose under the indenture, and the global securities representing the notes shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the global securities representing the notes.

        The global securities representing the notes are exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like amount, only if:

  •
  DTC notifies us that it is unwilling, unable or ineligible to continue as depositary for the global securities and a successor depositary is not appointed by us within 90 days of such notification or of our becoming aware of DTC's ineligibility;

  •
  there shall have occurred and be continuing an Event of Default under the indenture with respect to any of the global securities and the outstanding notes shall have become due and payable pursuant to the indenture and the trustee has requested that certificated notes be issued; or

  •
  we have decided to discontinue use of book-entry transfers through DTC. DTC has advised us that, under its current practices, it would notify its participants of our request, but would only withdraw beneficial interests from the global securities at the request of its participants.

        Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global securities representing the notes as provided by DTC's relevant participants (as identified by DTC).

        The description of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        The following is based on information furnished by DTC:

  •
  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  Persons who are not participants may beneficially own the notes held by DTC only through direct participants or indirect participants. Purchases of the notes under DTC's system must be made by or through direct participants, which will receive a credit for such notes on DTC's records. The ownership interest of each actual purchaser of each note represented by a global security (a "Beneficial Owner") is in turn to be recorded on the direct participants' and indirect participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the global securities representing the notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners of the global securities representing the notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued and in certain other limited circumstances.

  •
  Principal, premium, if any, and interest payments on the global securities representing the notes will be made to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee or ours, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is our and the trustee's responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct participants and indirect participants.

  •
  DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

Governing Law

        The indenture and the notes shall be governed by and construed in accordance with the laws of the State of New York.

UNDERWRITING

        We have entered into an underwriting agreement with Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc. and Wachovia Capital Markets, LLC as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, we have agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from us the respective principal amount of notes shown opposite its name in the following table.

Underwriters	Principal Amount of 2010 Notes	Principal Amount of 2017 Notes	Principal Amount of 2027 Notes
Lehman Brothers Inc.	$	$	$
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
BNY Capital Markets, Inc.
Wachovia Capital Markets, LLC

	$	$	$

        The underwriting agreement provides that the underwriters' obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement.

        The representatives of the underwriters have advised us that the underwriters intend to offer the notes initially at the offering price shown on the cover page of this prospectus supplement and may offer the notes to certain dealers at such offering price less a selling concession not to exceed $                              per $1,000 in aggregate principal amount of the notes with respect to the 2010 Notes, $                              per $1,000 in aggregate principal amount of the notes with respect to the 2017 Notes and $                              per $1,000 in aggregate principal amount of the notes with respect to the 2027 Notes. The underwriters may allow, and dealers may re-allow, a concession on sales to other dealers not to exceed $                      per $1,000 in aggregate principal amount of the notes with respect to the 2010 Notes, $                              per $1,000 in aggregate principal amount of the notes with respect to the 2017 Notes and $                              per $1,000 in aggregate principal amount of the notes with respect to the 2027 Notes. After the initial offering of the notes, the representatives may change the public offering price and the concession to selected dealers.

Commission and Expenses

        The following table shows the underwriting discounts and commissions we will pay to the underwriters. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the notes:

	Per Note	Total
2010 Notes	$	$
2017 Notes	$	$
2027 Notes	$	$

        We estimate that the expenses of this offering that are payable by us, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, together with such expenses for the concurrent ECAPSSM offering, will be approximately $643,000.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and they may discontinue this market making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or an adequate trading market for the notes.

Price Stabilization, Short Positions and Penalty Bids

        The representatives may engage in stabilizing transactions, short sales, purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes in accordance with Regulation M under the Securities Exchange Act of 1934.

  •
  Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

  •
  A syndicate short position is created by sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase in the offering. Since the underwriters in this offering do not have an over-allotment option to purchase additional notes, their short position, if any, will be a naked short position. A naked short position can be closed out only by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distributions

        Certain underwriters may make the notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between such underwriters and their customers and is not a party to any transactions. MarketAxess Corporation will not function as an underwriter or agent of the issuer, nor will MarketAxess Corporation act as a broker for any customer of such underwriters. MarketAxess

Corporation, a registered broker-dealer, will receive compensation from such underwriters based on transactions such underwriters conduct through the system.

Indemnification

        We have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933 and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

        From time to time, certain of the underwriters and/or their respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with us for which they have received, or may receive, customary compensation, fees and expense reimbursement. Certain of the underwriters or their affiliates are lenders under our Bridge Credit Facility and will receive a portion of the net proceeds of the offering used to reduce outstanding debt under the Bridge Credit Facility. See "Use of Proceeds." Accordingly, this offering is being conducted in accordance with Rule 2710(h) of the Conduct of Rules of the National Association of Securities Dealers, Inc. Lehman Brothers Inc. has agreed to reimburse $                of our expenses and other costs related to this offering and the concurrent ECAPSSM offering.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Davis Polk & Wardwell, the following are the material U.S. federal income tax consequences of ownership and disposition of the notes by a Non-U.S. Holder (as defined below). This discussion applies only to notes held as capital assets by those non-U.S. holders who purchase notes at their "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code "), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as nonresident alien individuals who have lost U.S. citizenship or who have ceased to be treated as resident aliens. This discussion also does not address any U.S. federal estate or gift tax consequences of ownership and disposition of the notes. In addition, if a partnership is the beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of ownership of the notes. Prospective investors are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note issued under this prospectus supplement for U.S. federal income tax purposes that is (i) an individual who is classified as a nonresident alien; (ii) a foreign corporation; or (iii) a foreign estate or trust.

        "Non-U.S. Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

        Subject to the discussion below concerning backup withholding:

  •
  payments of principal, interest and premium on the notes by the Company or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

  1.
  the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership; and

  2.
  the certification requirement described below has been fulfilled with respect to the beneficial owner;

  •
  a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

Certification Requirement

        Payments of interest will not be exempt from withholding tax unless the beneficial owner of the note certifies on Internal Revenue Service ("IRS") Form W-8BEN, under penalties of perjury, that it is not a United States person.

        If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, the income, although exempt from withholding tax, generally will be taxable to such a Non-U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes, subject to an applicable income tax treaty providing otherwise, except that the holder will be required to provide to the Company a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. Such holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

        Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

LEGAL MATTERS

        Certain legal matters relating to the notes will be passed upon for us by Davis Polk & Wardwell, New York, New York. Certain legal matters relating to the notes will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements and related financial statement schedule of CVS and its subsidiaries as of December 30, 2006 and December 31, 2005 and for the fifty-two week periods ended December 30, 2006, December 31, 2005 and January 1, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the thirteen week periods ended March 31, 2007 and April 1, 2006 incorporated by reference herein, KPMG LLP has reported that it applied limited procedures in accordance with professional standards for a review of such information. However, KPMG LLP's separate report included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007 incorporated by reference herein states that KPMG LLP did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "1933 Act") for its report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

        The consolidated financial statements of Caremark and its subsidiaries appearing in Caremark's Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), and Caremark management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and related financial statement schedule of Caremark and its subsidiaries as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

CVS CAREMARK CORPORATION

DEBT SECURITIES

        We may offer from time to time debt securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2007

        You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission and any information about the terms of securities offered conveyed to you by the issuer, its underwriters or agents. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Except as otherwise specified, the terms "CVS Caremark," the "Company," "we," "us," and "our" refer to CVS Caremark Corporation and its subsidiaries. The term "CVS" refers to CVS Corporation and the term "Caremark" refers to Caremark Rx, Inc. prior to the merger of CVS and Caremark to form CVS Caremark Corporation.

i

THE COMPANY

Introduction

        Our Company owns and operates the largest retail pharmacy in the United States based on store count. We sell prescription drugs and a wide assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, film and photo finishing services, seasonal merchandise, greeting cards and convenience foods through our CVS/pharmacy® retail stores and online through CVS.com®. We also provide healthcare services through our 164 MinuteClinic® healthcare clinics, located in 19 states, of which 147 are located within CVS retail drugstores as of March 31, 2007. In addition, we provide pharmacy benefits management, mail order services and specialty pharmacy services through Caremark Pharmacy Services, PharmaCare Management Services ("PharmaCare") and PharmaCare Pharmacy® stores. As of March 31, 2007, we operated 6,208 retail and specialty pharmacy stores and 22 specialty pharmacies in 44 states and the District of Columbia.

        Through our merger with Caremark on March 22, 2007, as described below, we acquired a leading pharmacy benefits manager in the United States. Our pharmacy benefits management business involves the design and administration of programs aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. Our pharmacy benefits management customers are primarily employers, insurance companies, unions, government employee groups, managed care organizations and other sponsors of health benefit plans and individuals throughout the United States. In addition, through our insurance subsidiaries, we are a national provider of drug benefits to eligible beneficiaries under the federal government's Medicare Part D program.

        Our pharmacy benefits management business operates through a national retail pharmacy network with over 60,000 participating pharmacies (including CVS' pharmacy stores), 11 mail service pharmacies, 52 specialty pharmacy stores, 22 specialty pharmacies and the industry's only repackaging plant regulated by the Food and Drug Administration. Through our Accordant® disease management offering, which we acquired through Caremark, we also provide disease management programs for 27 conditions. Twenty-one of these programs are accredited by the National Committee for Quality Assurance.

        On June 2, 2006 we acquired certain assets and assumed certain liabilities from Albertson's, Inc. ("Albertson's") for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 standalone drugstores and a distribution center located in La Habra, California (collectively the "Standalone Drug Business"). Approximately one-half of the drugstores are located in southern California. The remaining drugstores are primarily located in our existing markets in the Midwest and Southwest. We believe that the acquisition of the Standalone Drug Business is consistent with our long-term strategy of expanding our retail drugstores business in high-growth markets.

        The retail drugstore and pharmacy benefits management businesses are highly competitive. We believe that we compete principally on the basis of: (i) store location and convenience; (ii) customer/client service and satisfaction; (iii) product selection and variety; and (iv) price. In each of the markets we serve, we compete with independent and other retail drugstore chains, supermarkets, convenience stores, pharmacy benefits managers and other mail order prescription providers, discount merchandisers, membership clubs and Internet pharmacies.

Caremark Merger

        Effective March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006, as amended (the "Merger Agreement") Caremark was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary, Caremark Rx, L.L.C., continuing as the surviving entity (the "Caremark Merger"). Following the Caremark Merger, we changed our name to "CVS Caremark Corporation."

        By virtue of the Caremark Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Caremark was converted into the right to receive 1.67 shares of our common stock, par value $0.01 per share. Cash was paid in lieu of fractional shares.

        In connection with the Caremark Merger, a special one-time cash dividend of $7.50 per share was paid to Caremark shareholders of record as of the close of business on the day immediately preceding the closing date of the Caremark Merger (the "Caremark Special Dividend"). This dividend was funded through a combination of proceeds from the issuance of commercial paper, available cash of Caremark and borrowings under a Bridge Credit Agreement dated as of March 15, 2007 among the Company, the lenders listed on the signature pages thereof, Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc., as Syndication Agent, The Bank of New York, Bank of America, N.A. and Wachovia Bank, National Association as Co-Documentation Agents, and Lehman Commercial Paper Inc., as Administrative Agent (the "Bridge Credit Facility").

        Following the Caremark Merger, we launched a tender offer for 150 million (approximately 10%) of our outstanding shares of common stock at a fixed price of $35.00 per share. The tender offer expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed into the Company's treasury account.

        As a result of the Caremark Merger, we believe we can operate the combined companies more efficiently than either company could have operated on its own. As such, we expect to achieve significant benefits from purchasing scale and operating synergies. Operating synergies include decreases in overhead expense, increases in productivity and efficiencies, decreases in prescription dispensing costs, and other benefits made possible by combining complementary operations. In addition, we expect that the combination of our retail pharmacy and pharmacy benefits management businesses may create incremental revenue opportunities. Information regarding the uncertainties associated with realizing efficiencies and opportunities is described in our 2006 Form 10-K, incorporated by reference herein, under the headings "Risk Factors Related to the Proposed Merger."

        CVS Caremark Corporation is a Delaware corporation. Our Store Support Center (corporate office) is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. Our common stock is listed on the New York Stock Exchange under the trading symbol "CVS." General information about CVS Caremark is available through our website at http://www.cvs.com. Our financial press releases and filings with the Securities and Exchange Commission are available free of charge on the investor relations portion of our website at http://investor.cvs.com.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

  (i)
  CVS' Annual Report on Form 10-K filed on February 27, 2007;

  (ii)
  CVS' Current Reports on Form 8-K filed on January 18, 2007, January 19, 2007, February 2, 2007, February 26, 2007 and March 8, 2007;

  (iii)
  CVS Caremark's Current Reports on Form 8-K filed on March 23, 2007, May 9, 2007, May 16, 2007 and May 17, 2007;

  (iv)
  CVS Caremark's Quarterly Report on Form 10-Q filed on May 8, 2007;

  (v)
  CVS Caremark's Proxy Statement on Schedule 14A filed on April 4, 2007 (as to the information under the captions "Committees of the Board," "Code of Conduct," "Director Nominations," "Audit Committee Report," "Biographies of our Board Nominees," "Section 16(a) Beneficial Ownership Reporting Compliance," "Share Ownership of Directors and Certain Executive Officers," "Share Ownership of Principal Stockholders," "Item 4: Adoption of 2007 Incentive Plan," "Certain Transactions with Directors and Officers," "Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm" and "Executive Compensation and Related Matters," including "Compensation Discussion & Analysis" and "Management Planning and Development Committee Report"); and

  (vi)
  Caremark's Annual Report on Form 10-K filed on February 27, 2007 (as to the financial statements and related notes for the three year period ended December 31, 2006 and as of December 31, 2005 and December 31, 2006).

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Nancy R. Christal
Vice President, Investor Relations
CVS Caremark Corporation
670 White Plains Road, Suite 210
Scarsdale, New York, 10583
(800) 201-0938

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a safe harbor for forward-looking statements made by or on behalf of CVS Caremark Corporation. The Company and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Company's filings with the SEC and in its reports to stockholders. Generally, the inclusion of the words "believe," "expect," "intend," "estimate," "project," "anticipate," "will," "should" and similar expressions identify statements that constitute forward-looking statements. All statements addressing operating performance of CVS Caremark Corporation or any subsidiary, events or developments that the Company expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per common share growth, free cash flow, debt ratings, inventory levels, inventory turn and loss rates, store development, relocations and new market entries, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements within the meaning of the Reform Act.

        The forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

        By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons, including but not limited to:

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  Our ability to integrate successfully the Caremark business or as timely as expected;

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  Our ability to realize the revenues and synergies and other benefits from the Caremark Merger as expected;

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  Litigation and regulatory risks associated with Caremark and the pharmacy benefit management industry generally;

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  The continued efforts of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payors to reduce prescription drug costs and pharmacy reimbursement rates, particularly with respect to generic pharmaceuticals;

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  The effect on pharmacy revenue and gross profit rates attributable to the introduction in 2006 of a new Medicare prescription drug benefit and the continued efforts by various government entities to reduce state Medicaid pharmacy reimbursement rates;

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  Risks related to the change in industry pricing benchmarks that could adversely affect our financial performance;

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  The growth of mail order pharmacies and changes to pharmacy benefit plans requiring maintenance medications to be filled exclusively through mail order pharmacies;

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  The effect on our pharmacy benefit management ("PBM") business of increased competition in the PBM industry, a declining margin environment attributable to increased client demands for lower prices, enhanced service offerings and/or higher service levels and the possible termination of, or unfavorable modification to, contractual arrangements with key clients or providers;

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  The potential effect on performance of our PBM business as a result of entering into risk based or reinsurance arrangements in connection with providing pharmacy benefit plan management services. Risks associated with these arrangements include relying on actuarial assumptions that underestimate prescription utilization rates and/or costs for covered members;

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  Our ability to successfully integrate the Standalone Drug Business acquired from Albertson's in June 2006;

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  Our ability to expand MinuteClinic as expected;

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  The risks relating to adverse developments in the healthcare or pharmaceutical industry generally, including, but not limited to, developments in any investigation related to the pharmaceutical industry that may be conducted by governmental authorities;

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  Increased competition from other drugstore chains, supermarkets, discount retailers, membership clubs and Internet companies, as well as changes in consumer preferences or loyalties;

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  The frequency and rate of introduction of successful new prescription drugs;

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  Our ability to generate sufficient cash flows to support capital expansion and general operating activities;

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  Interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms;

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  Our ability to identify, implement and successfully manage and finance strategic expansion opportunities including entering new markets, acquisitions and joint ventures;

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  Our ability to establish effective advertising, marketing and promotional programs (including pricing strategies and price reduction programs implemented in response to competitive pressures and/or to drive demand);

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  Our ability to continue to secure suitable new store locations under acceptable lease terms;

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  Our ability to attract, hire and retain suitable pharmacists, nurse practitioners and management personnel;

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  Our ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

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  Litigation risks as well as changes in laws and regulations, including changes in accounting standards and taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations);

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  The creditworthiness of the purchasers of businesses formerly owned by CVS Caremark and whose leases are guaranteed by CVS Caremark;

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  Fluctuations in inventory cost, availability and loss levels and our ability to maintain relationships with suppliers on favorable terms;

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  Our ability to implement successfully and to manage new computer systems and technologies;

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  The strength of the economy in general or in the markets served by CVS Caremark, including changes in consumer purchasing power and/or spending patterns; and

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  Other risks and uncertainties detailed from time to time in our filings with the SEC.

        The foregoing list is not exhaustive. There can be no assurance that the Company has correctly identified and appropriately assessed all factors affecting its business. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely impact the Company. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition and results of operations. For these reasons, you are cautioned not to place undue reliance on the Company's forward-looking statements.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information, which is referred to as the pro forma financial information, has been prepared to give effect to the merger of CVS Corporation ("CVS") and Caremark Rx, Inc. ("Caremark") to form CVS Caremark. The pro forma financial information was prepared using the historical consolidated financial statements of CVS and Caremark as well as the financial information for the acquisition CVS completed on June 2, 2006.

        The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 30, 2006 combines the audited consolidated statement of operations of CVS for the 52 week fiscal year ended December 30, 2006 with the audited statement of income of Caremark for the calendar year ended December 31, 2006 and gives effect to the merger as if it occurred on the first day of the period presented. The unaudited pro forma condensed combined statement of operations for the thirteen weeks ended March 31, 2007, combines the unaudited consolidated condensed statement of operations of CVS Caremark for the thirteen weeks ended March 31, 2007, with the unaudited statement of income of Caremark from January 1, 2007 through March 21, 2007, and gives effect to the Caremark Merger as if it occurred on the first day of the period presented.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including but not limited to, the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma information is not necessarily indicative of what the combined company's financial condition or results of operations would have been had the merger been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

        You should read the pro forma financial information in conjunction with CVS' audited historical consolidated financial statements, accompanying footnotes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and in addition, CVS Caremark's Quarterly Report on Form 10-Q for the thirteen weeks ended March 31, 2007, incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 30, 2006

	CVS Dec. 30, 2006	Completed Acquisition (Note 2) Dec. 30, 2006	Caremark Dec. 31, 2006	Pro Forma Adjustments		Pro Forma Combined
	($ in millions, except per share amounts)
Net revenue	$43,813.8	$2,373.9	$36,750.2	$(4,542.1	)(a)	$78,395.8
Cost of revenues (excluding depreciation and amortization)	31,874.8	1,795.4	34,344.1	(4,542.1	)(a)	63,472.2

Gross profit	11,939.0	578.5	2,406.1	—		14,923.6
Selling, general and administrative expenses	9,497.4	494.5	675.1	57.4	(b)	10,724.4

Operating profit	2,441.6	84.0	1,731.0	(57.4)		4,199.2
Interest expense (income), net	215.8	88.6	(38.4)	167.7	(c)	433.7

Earnings/(loss) before income tax provision/ (benefit)	2,225.8	(4.6)	1,769.4	(225.1)		3,765.5
Income tax provision/(benefit)	856.9	(1.7)	695.4	(88.2	)(d)	1,462.4

Net earnings/(loss)	1,368.9	(2.9)	1,074.0	(136.9)		2,303.1
Preference dividends, net of income tax benefit	13.9	—	—	—		13.9

Net earnings/(loss) available to common stockholders	$1,355.0	$(2.9)	$1,074.0	$(136.9)		$2,289.2

Basic earnings per common share:
Net earnings	$1.65		$2.50	—		$1.49

Weighted average common shares outstanding	820.6		429.3	287.6		1,537.5

Diluted earnings per common share:
Net earnings	$1.60		$2.46	—		$1.45

Weighted average common shares outstanding	853.2		436.5	292.5		1,582.2

Dividends declared per common share	$0.1550		$0.3000	—		$0.1550	(e)

        See accompanying notes to unaudited pro forma condensed combined financial statements, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Thirteen Weeks Ended March 31, 2007

	Pro Forma Combined
	($ in millions except per share amounts)
Net revenue	$20,638.1	(f)
Cost of revenues (excluding depreciation and amortization)	16,724.3	(f)

Gross profit	3,913.8
Selling, general and administrative expenses	2,754.0	(g)(h)

Operating profit	1,159.8
Interest expense, net	74.0	(i)

Earnings before income tax provision	1,085.8
Income tax provision	425.6	(j)

Net earnings	660.2
Preference dividends, net of income tax benefit	3.5

Net earnings available to common stockholders	$656.7

Basic earnings per common share:
Net earnings	$0.43

Weighted average common shares outstanding	1,531.4

Diluted earnings per common share:
Net earnings	$0.42

Weighted average common shares outstanding	1,565.2

Dividends declared per common share	$0.04875

        See accompanying notes to unaudited pro forma condensed combined statement of operation, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollars in millions)

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 30, 2006 and thirteen weeks ended March 31, 2007 gives effect to the merger as if it occurred on the first day of each period presented.

        The unaudited pro forma condensed combined statements of operations, which are referred to as pro forma statements of operations, are based on the historical financial statements of CVS and Caremark, as well as financial information for the acquisition CVS completed on June 2, 2006, and give effect to the merger of CVS and Caremark under the purchase method of accounting. As a result, the pro forma statements of operations are based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Caremark based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma statements of operations after valuation procedures are performed and amounts are finalized following the completion of the merger.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma statements of operations for illustrative purposes. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma statements of operations. The pro forma statements of operations do not give effect to the post-closing issuer self-tender offer, which expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed in our treasury account or borrowings under our Bridge Credit Facility in connection with our Accelerated Share Repurchase. In addition, the pro forma statements of operations do not give effect to any potential cost savings or operating synergies that CVS and Caremark expect to result from the merger, nor do they give effect to any potential costs to be incurred in integrating the two companies.

Note 2—Completed Acquisition

        On June 2, 2006, CVS acquired certain assets and assumed certain liabilities from Albertson's, Inc., which is referred to as Albertson's, for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 stand-alone drugstores and a distribution center, which are referred to collectively as the Standalone Drug Business. CVS financed the acquisition of the Standalone Drug Business by issuing commercial paper and borrowing $1.0 billion from a bridge loan facility. During the third quarter of 2006, CVS repaid a portion of the commercial paper used to finance the acquisition with the proceeds received from the issuance of $800 million of 5.75% unsecured senior notes due August 15, 2011 and $700 million of 6.125% unsecured senior notes due August 15, 2016.

        The financial information included in the unaudited pro forma condensed combined statement of operations for the year ended December 30, 2006 is based on the historical results of the Standalone Drug Business and includes the incremental interest expense for the indebtedness incurred to finance the purchase and the impact of the preliminary purchase price allocation. The incremental interest expense for the fiscal year ended December 30, 2006 was $218.0 million. The impact of the preliminary purchase price allocation included adjustments to convert the Standalone Drug Business from the LIFO method to the FIFO method of accounting for inventories, resulting in a reduction to gross profit for the fiscal year ended December 30, 2006 of $4.0 million. In addition, the fiscal year ended December 30, 2006 reflects adjustments required to record incremental estimated depreciation and amortization on property, equipment and intangible assets over their useful lives of $15.0 million and $52.0 million, respectively. For further information on the purchase price allocation used by CVS see the "Notes to Consolidated Financial Statements" included in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Note 3—Unaudited Pro Forma Adjustments

        The purchase price allocation used to prepare the pro forma statements of operations is preliminary and is based on information that was available to management of CVS and Caremark at the time the pro forma statements of operations were prepared. Accordingly, the purchase price and the allocation thereof will change and the impact of such changes could be material.

  Unaudited Pro Forma Condensed Combined Statement of Operations

  (a)
  Represents the adjustment necessary to eliminate revenues and cost of revenues of CVS and Caremark that represent inter-company amounts that would ordinarily be eliminated in the preparation of consolidated financial statements.

  (b)
  Represents the adjustment to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the unaudited pro forma condensed combined statements of operations do not include goodwill amortization.

  (c)
  Represents the adjustments to record the pro forma interest expense on the long-term debt used to fund the Caremark Special Dividend utilizing an interest rate of 7%.

  (d)
  Represents the adjustments to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

  (e)
  Pro forma combined dividends declared per common share were computed using the CVS dividend rate.

  (f)
  Inter-company revenues and cost of revenues totaling $941.5 million, that occur when a Caremark customer uses a CVS/pharmacy retail store to purchase covered merchandise, were eliminated.

  (g)
  The pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007, exclude $80.3 million of stock option expense associated with the accelerated vesting of certain Caremark stock options, which vested upon consummation of the merger due to change in control provisions of the underlying Caremark stock option plans. The pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007 also exclude $42.9 million related to change in control payments due upon the consummation of the merger due to change in control provisions in certain Caremark employment agreements. In addition, the pro forma condensed combined results of operation for the thirteen weeks ended March 31, 2007, exclude merger related costs of $92.1 million, which primarily consist of investment banker fees, legal fees, accounting fees and other merger related costs incurred by Caremark.

  (h)
  The pro forma condensed combined results of operations include adjustments totaling $13.0 million to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the

    unaudited pro forma combined condensed statements of operations do not include goodwill amortization.

  (i)
  The pro forma condensed combined results of operations include adjustments totaling $22.9 million to record the pro forma interest expense on the debt used to fund the Caremark Special Dividend utilizing an average interest rate of 5.5%.

  (j)
  The pro forma condensed combined results of operations include adjustments totaling $42.4 million to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt discount, and a portion of net rental expense deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

CVS Caremark Corporation
Computation of Ratio of Earnings to Fixed Charges

	Three Months Ended	Fiscal Year
	March 31, 2007	(52 weeks) 2006	(52 weeks) 2005	(52 weeks) 2004	(53 weeks) 2003	(52 weeks) 2002
Ratio of earnings to fixed charges	4.50x	4.02x	4.45x	4.22x	4.78x	4.35x

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under two or more separate indentures between us and The Bank of New York Trust Company, N.A., a national banking association, as trustee. Each of the senior indenture and the subordinated indenture is referred to as an indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We have summarized certain terms and provisions of the indentures. The summary is not complete and the terms and provisions of the indentures summarized herein may be modified by adding or removing covenants, events of default or other provisions as reflected in the relevant prospectus supplement for each particular series of debt securities. The indentures have been filed as exhibits to the registration statement for these securities that we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

        The indentures will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

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  classification as senior or subordinated debt securities;

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  ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

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  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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  the designation, aggregate principal amount and authorized denominations;

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  the maturity date;

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  the interest rate, if any, and the method for calculating the interest rate;

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  the interest payment dates and the record dates for the interest payments;

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  any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

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  the place where we will pay principal and interest;

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  if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

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  the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

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  the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

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  any United States federal income tax consequences;

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  the dates on which premium, if any, will be paid;

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  our right, if any, to defer payment interest and the maximum length of this deferral period;

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  any listing on a securities exchange;

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  the initial public offering price; and

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  other specific terms, including any additional events of default or covenants.

Senior Debt

        Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of CVS Caremark.

Subordinated Debt

        Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all "senior indebtedness" (as defined in the subordinated indenture) of CVS Caremark. See the subordinated indenture, section 1.01.

        In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the subordinated debt securities in certain events. These events include:

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  any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern CVS Caremark or a substantial part of its property; or

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  a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist.

        If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants

        Restrictions on Secured Funded Debt.    The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Debt that the debt securities (together with, if we shall so determine, any other of our Indebtedness or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the debt securities) will be secured equally and ratably with (or prior to) such Secured Debt, unless, after giving effect thereto, the sum of the aggregate amount of all of our outstanding Secured Debt and the outstanding Secured Debt of our Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (8) under "Limitation on Sale/Leaseback Transactions" below), would not exceed 15% of Consolidated Net Tangible Assets.

        This restriction will not apply to, and there will be excluded from Secured Debt in any computation under this restriction and under "Limitation on Sale/Leaseback Transactions" below, Indebtedness, secured by:

           (1)  Liens on property, shares of capital stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

           (2)  Liens on property, shares of capital stock or Indebtedness existing at the time of acquisition thereof or incurred within 360 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;

           (3)  Liens on property, shares of capital stock or Indebtedness thereafter acquired (or constructed) by us or any Restricted Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

           (4)  Liens in favor of us or any Restricted Subsidiary;

           (5)  Liens in favor of the United States of America, any State thereof or the District of Columbia or any foreign government, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

           (6)  Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103 (b) of the Internal Revenue Code;

           (7)  Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

           (8)  Liens incurred (no matter when created) in connection with our or a Restricted Subsidiary's engaging in leveraged or single investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of ours or of such Restricted Subsidiary;

           (9)  Liens in favor of a governmental agency to qualify us or any Restricted Subsidiary to do business, maintain self insurance or obtain other benefits, or Liens under workers' compensation laws, unemployment insurance laws or similar legislation;

         (10)  Good faith deposits in connection with bids, tenders, contracts or deposits to secure our or any Restricted Subsidiary's public or statutory obligations, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which we or any Restricted Subsidiary are a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business;

         (11)  Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens;

         (12)  Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review or Liens arising out of individual final judgments or awards in amounts of less than $1,000,000; provided that the aggregate amount of all such individual final judgments or awards shall not at any one time exceed $1,000,000;

         (13)  Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by us or any Restricted Subsidiary, as the case may be;

         (14)  Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of our business and that of our Restricted Subsidiaries;

         (15)  Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any Principal Property or improvements thereto created prior to or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment to lend entered into prior to, at the time of, or within 360 days) after completion of such construction, alteration or repair;

         (16)  Liens existing on the date of the indenture;

         (17)  Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or

         (18)  Any extension, renewal, refunding or replacement of the foregoing, provided that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Funded Debt secured by such Lien at such time is not increased.

        "Attributable Debt" means, in connection with any sale and leaseback transaction under which either we or any Restricted Subsidiary are at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the lesser of (A) total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (i) the weighted average Yield to Maturity (as defined in the indenture) of the debt securities, such average being weighted by the principal amount of each series of the debt securities and (ii) the interest rate inherent in such lease (as determined in good faith by us), both to be compounded semi-annually or (B) the sale price for the assets so sold and leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of the lease.

        "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on our and our Restricted Subsidiaries' most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with U.S. generally accepted accounting principles, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) investments in and advances to Unrestricted Subsidiaries and (iii) Intangible Assets and liabilities relating thereto.

        "Funded Debt" means (i) any of our Indebtedness or Indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary, all preferred stock having mandatory redemption provisions of such Restricted Subsidiary as reflected on such Restricted Subsidiary's balance sheet prepared in accordance with U.S. generally accepted accounting principles, and (iv) all Capital Lease Obligations (as defined in the indenture).

        "Indebtedness" means, at any date, without duplication, all of our obligations for borrowed money or obligations for borrowed money of a Restricted Subsidiary.

        "Intangible Assets" means, at any date, the value, as shown on or reflected in our and our Restricted Subsidiaries' most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

        "Liens" means such pledges, mortgages, security interests and other liens on any Principal Property of ours or of a Restricted Subsidiary which secure Secured Debt.

        "Nonrecourse Obligation" means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of our or any Restricted Subsidiary's properties, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our or any of our Subsidiaries' assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "Principal Property" means real and tangible property owned and operated now or hereafter by us or any Restricted Subsidiary constituting a part of any store, warehouse or, distribution center located within the United States of America or its territories or possessions (excluding current assets, motor vehicles, mobile materials handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment), the net book value of which (including leasehold improvements and store fixtures constituting a part of such store, warehouse or distribution center) as of the date on which the determination is being made is more than 1.0% of Consolidated Net Tangible Assets. As of the date of this Offering Circular, none of our stores constitutes a Principal Property.

        "Restricted Subsidiary" means each Subsidiary other than Unrestricted Subsidiaries.

        "Secured Debt" means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any (i) Principal Property (whether owned on the date of the indenture or thereafter acquired or created), (ii) shares of stock owned by us or a Subsidiary in a Restricted Subsidiary or (iii) Indebtedness of a Restricted Subsidiary.

        "Subsidiary" means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by us or by one or more of our Subsidiaries, or by us and one or more Subsidiaries.

        "Unrestricted Subsidiary" means Subsidiaries designated as Unrestricted Subsidiaries from time to time by the our Board of Directors; provided, however, that our Board of Directors (i) will not designate as an Unrestricted Subsidiary any of our Subsidiaries that owns any Principal Property or any stock of a Restricted Subsidiary, (ii) will not continue the designation of any of our Subsidiaries as an Unrestricted Subsidiary at any time that such Subsidiary owns any Principal Property, and (iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under the indenture)).

        Limitation on Sale/Leaseback Transactions.    The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any of our or any Restricted Subsidiary's Principal Property (which lease is required by GAAP to be capitalized on the balance sheet of such lessee), which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Debt (with the exception of Funded Debt secured by Liens which is excluded pursuant to clauses (1) to (18) under "Restrictions on Secured Funded Debt" above) would not exceed 15% of Consolidated Net Tangible Assets.

        This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction or under "Restrictions on Secured Funded Debt" above, Attributable Debt with respect to any sale and leaseback transaction if:

           (1)  We or a Restricted Subsidiary are permitted to create Funded Debt secured by a Lien pursuant to clauses (1) to (18) inclusive under "Restrictions on Secured Funded Debt" above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the debt securities;

           (2)  The property leased pursuant to such arrangement is sold for a price at least equal to such property's fair market value (as determined by our Chief Executive Officer, President, Chief Financial Officer, Treasurer or Controller) and we or a Restricted Subsidiary, within 360 days after the sale or transfer shall have been made by us or a Restricted Subsidiary, shall apply the proceeds thereof to the retirement of our or any Restricted Subsidiary's Indebtedness or Funded Debt (other than Indebtedness or Funded Debt owned by us or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness or Funded Debt;

           (3)  We or a Restricted Subsidiary apply the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) within 360 days prior or subsequent to such sale or transfer;

           (4)  The effective date of any such arrangement or the purchaser's commitment therefore is within 36 months prior or subsequent to the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;

           (5)  The lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years;

           (6)  The sale and leaseback transaction is entered into between us and a Restricted Subsidiary or between Restricted Subsidiaries;

           (7)  The lease secures or relates to industrial revenue or pollution control bonds; or

           (8)  The lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Merger, Consolidation and Disposition of Assets

        Each indenture provides that we shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Restricted Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary) or permit any Person to merge with or into us unless: (a) either (i) we shall be the continuing Person or (ii) the Person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased such of our property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under each series of the debt securities and the indenture, and we shall have delivered to the trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with and that such supplemental indenture constitutes an obligation that is legal, valid and binding for us or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) we shall have delivered to the trustee an officers' certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the indenture) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (a) above.

        The indentures do not restrict, or require us to redeem or permit Holders of any series of the debt securities to cause a redemption of the debt securities of that series in the event of, (i) a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the creditworthiness of our successor or combined entity, (ii) a change in control of the Company or (iii) a highly leveraged transaction involving us, whether or not involving a change in control. Accordingly, the Holders of the debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the Holders of debt securities. The existing protective covenants applicable to the debt securities would continue to apply to us, or our successor, in the event of such a transaction initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Waiver and Notice

        "Event of Default" with respect to a series of senior debt securities is defined in the senior indenture to be if:

           (1)  We default in the payment of all or any part of the principal of such series of the debt securities when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

           (2)  We default in the payment of any interest on such series of the debt securities when the same becomes due and payable, and such default continues for a period of 30 days;

           (3)  We default in the performance of or breaches any of our other covenants or agreements in the indenture and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to us by the trustee or to us and the trustee by the Holders of 25% or more in aggregate principal amount of the affected series of the debt securities;

           (4)  An involuntary case or other proceeding shall be commenced against us with respect to us or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any substantial part of our property and assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against us under any bankruptcy, insolvency or other similar law now or hereafter in effect;

           (5)  We (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets or (iii) effect any general assignment for the benefit of creditors;

           (6)  An event of default as defined in any one or more indentures or instruments evidencing or under which we have at the date of the indenture or shall thereafter have outstanding an aggregate of at least $50,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such event of default under such indentures or instruments shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the Holders of such series; or

           (7)  Failure by us to make any payment at maturity, including any applicable grace period, in respect of at least $50,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continued for a period of ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such failure shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the Holders of such series.

        "Event of Default" with respect to a series of subordinated debt securities is defined in the subordinated indenture to include the events described in clauses (1), (2), (4) and (5) above.

        If an Event of Default occurs and is continuing with respect to a series of the debt securities, then, and in each and every such case, either the trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series by notice in writing to us (and to the trustee if given by Holders), may declare the entire outstanding principal amount of the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (4) or (5) occurs and is continuing with respect to a series of the debt securities, then the principal amount of all the debt securities of such series then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder of debt securities of such series or the trustee to the full extent permitted by applicable law.

        Subject to provisions in the indenture for the indemnification of the trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee by the indenture with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of Holders of the debt securities of such series not joining in the giving of such direction; and provided further that the trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of debt securities of such series pursuant to this paragraph.

        Subject to various provisions in the indenture, the Holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may waive an existing Default or Event of Default with respect to such series and its consequences, except a Default in the payment of principal of or interest on any debt security of such series as specified in clauses (a) or (b) of the first paragraph of this section or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of such series affected. Upon any such waiver, such Default shall cease to exist with respect to such series, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

        Each indenture provides that no Holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless: (i) such Holder has previously given to the trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture; (iii) such Holder or Holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction that is inconsistent with such written request. A Holder of debt securities of any series may not use the indenture to prejudice the rights of another Holder of such series or to obtain a preference or priority over such other Holder.

Information

        Each indenture provides that we shall file with the trustee and transmit to holders of the debt securities such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to such Act.

        The Company will be required to file with the trustee annually, within four months of the end of each fiscal year of the Company, a certificate as to the compliance with all conditions and covenants of the indenture.

Discharge and Defeasance of Debt Securities and Covenants

        Each indenture provides that we may terminate our obligations under any series of debt securities if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us with respect to that series of debt securities under the indenture; or (ii) (a) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, (b) we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the Holders of the debt securities of such series for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment, to pay the principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture, and (c) we deliver to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of our obligations under the indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only our obligations to compensate and indemnify the trustee under the indenture shall survive. With respect to the foregoing clause (ii), only our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to deliver the debt securities of such series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and its right to recover excess money held by the trustee shall survive until the debt securities of such series are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

        Each indenture provides that we (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of such series, and the provisions of the indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series ("legal defeasance") and (ii) may omit to comply with any other specific covenant relating to the debt securities of such series provided for in a Board Resolution or supplemental indenture which may by its terms be defeased pursuant to the indenture, and such omission shall be deemed not to be an Event of Default under clause (c) of the first paragraph of "—Events of Default, Waiver and Notice" ("covenant defeasance"); provided that the following conditions shall have been satisfied: (a) we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the Holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound; (c) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; (d) we shall have delivered to the trustee an opinion of counsel that (1) the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the debt securities of such series have a valid security interest in the trust funds, and (e) we have delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d) (1) above may be replaced by a ruling directed to the trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause (i) above, our obligations to execute and deliver the debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to deliver the debt securities of such series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until the debt securities of such series are no longer outstanding. After the debt securities of such series are no longer outstanding, in the case of legal defeasance under clause (i) above, only our obligations to compensate and indemnify the trustee and its right to recover excess money held by the trustee shall survive.

Modification and Waiver

        Each indenture provides that we and the trustee may amend or supplement the indenture or any series of the debt securities without notice to or the consent of any Holder of such series:

           (1)  to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders of debt securities of such series;

           (2)  to comply with the provisions of the indenture in connection with a consolidation or merger of our company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of our property and assets;

           (3)  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

           (4)  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

           (5)  to make any change that does not materially and adversely affect the rights of any Holder of debt securities of such series; or

           (6)  to make any change to conform the indenture to the Description of Debt Securities contained in this prospectus or prospectus supplement relating to the debt securities.

        Each indenture also contains provisions whereby we and the trustee, subject to certain conditions, without prior notice to any Holders of any series of the debt securities, may amend the indenture and the outstanding debt securities of such series with the written consent of the Holders of a majority in principal amount of the debt securities of such series then outstanding, and the Holders of a majority in principal amount of the outstanding debt securities of any series by written notice to the trustee may waive future compliance by us with any provision of the indenture or the debt securities of such series.

        Notwithstanding the foregoing provisions, without the consent of each Holder of a series of the debt securities affected thereby, an amendment or waiver may not:

           (1)  extend the stated maturity of the principal of, or any installment of interest on, such Holder's debt securities, or reduce the principal thereof or the rate of interest thereon, or any premium payable with respect thereto, or change any place or currency of payment where any debt security of that series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

           (2)  reduce the percentage in principal amount of outstanding debt securities of that series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain Defaults and their consequences provided for in the indenture;

           (3)  waive a Default in the payment of principal of or interest on any debt security of that series of such Holder; or

           (4)  modify any of the provisions of this provision of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security of that series thereunder affected thereby.

        It shall not be necessary for the consent of any Holder under this provision of the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the indenture becomes effective, we shall give to the Holders of the series of the debt securities affected thereby a notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to Holders of all affected series of the debt securities upon request. Any failure by us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing Law

        Each indenture and the debt securities will be governed by the laws of the State of New York.

The Trustee

        We and our subsidiaries maintain ordinary banking and trust relationships with The Bank of New York Trust Company, N.A., a national banking association and its affiliates. The Bank of New York Trust Company, N.A., a national banking association is our transfer agent and the registrar of our common stock.

FORMS OF SECURITIES

        We will issue the debt securities in the form of one or more fully global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. One or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of CVS Caremark, the trustee, or any other agent of CVS Caremark or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium or interest or to holders on that global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements and related financial statement schedule of CVS Corporation and its subsidiaries as of December 30, 2006, and December 31, 2005 and for the fifty-two week periods ended December 30, 2006, December 31, 2005 and January 1, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the thirteen week periods ended March 31, 2007 and April 1, 2006 incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "1933 Act") for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

        The consolidated financial statements of Caremark and its subsidiaries appearing in Caremark's Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), and Caremark management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and related financial statement schedule of Caremark and its subsidiaries as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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THE COMPANY
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Statement of Operations For the Fiscal Year Ended December 30, 2006
Unaudited Pro Forma Condensed Combined Statement of Operations For the Thirteen Weeks Ended March 31, 2007
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Dollars in millions)
RATIO OF EARNINGS TO FIXED CHARGES
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM